WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

February 11, 2016

Office of the Chief Accountant
Security and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements made by Genufood Energy Enzymes Corp. which were provided to us and which we understand will be filed with the Commission pursuant to Item 4.01 of its Form 8-K. We agree with the statements concerning our firm in such Current Report on Form 8-K.

Yours truly,

Weinberg & Company, P.A.
Los Angeles California

6100 Glades Road • Suite 204
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.weinbergla.com

Room 2109, 21/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717